 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 6, 2021 (December 31, 2020)

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (720) 872-5000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common	ASTI	OTC

Item 1.01 Entry into a Material Definitive Agreement.

Offering of Series1A Convertible Preferred Stock – Second Tranche Closing

As previously disclosed, on September 22, 2020, Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”) entered into a securities purchase agreement (“Series 1A SPA”) with Crowdex Investments, LLC, a private investor (“Crowdex”), for the private placement of up to $5,000,000 of the Company’s newly designated Series 1A Convertible Preferred Stock (“Series 1A Preferred Stock”).

The Company sold 2,000 shares of Series 1A Preferred Stock to Crowdex in exchange for $2,000,000 of gross proceeds at an initial First Tranche closing under the Series 1A SPA on September 22, 2020. The Series 1A SPA also provided for the Company to sell an additional 3,000 shares of Series 1A Preferred Stock to Crowdex in exchange for $3,000,000 of gross proceeds at a Second Tranche closing initially scheduled for November 20, 2020.

As previously disclosed, on November 27, 2020, the Company issued to Crowdex a $500,000 unsecured convertible promissory note (“Crowdex Note”) in a private placement and received $500,000 of gross proceeds from the offering of the Crowdex Note.

On December 31, 2020, the Company sold 500 shares of Series 1A Preferred Stock to Crowdex in exchange for the cancellation of the Crowdex Note issued on November 27, 2020. There were no additional cash proceeds from this closing. The Company and Crowdex also amended the Series 1A SPA to reduce Crowdex’s Tranche 2 closing commitment from $3 million to $500,000.

On January 4, 2021, the Company entered into a new securities purchase agreement (“Series 1A Tranche 2 SPA”) with TubeSolar AG, a developer of photovoltaic thin-film tubes to enable additional application opportunities in solar power generation compared to conventional solar modules (“TubeSolar”). TubeSolar is a public company headquartered in Augsburg, Germany, whose shares are listed on XETRA (primary market Dusseldorf, Germany).

Pursuant to the Series 1A Tranche 2 SPA, the Company sold 2,500 shares of Series 1A Preferred Stock to TubeSolar and received $2,500,000 of gross proceeds on January 5, 2021. The proceeds of the Second Tranche closing of Series 1A Preferred Stock will be used for the Company’s general corporate purposes.

There are no registration rights applicable to the Series 1A Preferred Stock.

Following the Second Tranche closing, the Company has 3,800 shares of Series 1A Preferred Stock outstanding. As previously reported, in November 2020 Crowdex converted 1,200 shares of Series 1A Preferred Stock into 12,000,000,000 shares of Common Stock.

Terms of the Series 1A Preferred Stock

In September 2020, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series 1A Preferred Stock (“Certificate of Designation”) with the Secretary of State of the State of Delaware.

Rank

The Certificate of Designation provides that the Series 1A Preferred Stock ranks senior to the common stock with respect to dividends and rights upon liquidation.

Dividends

Holders of the Series 1A Preferred Stock will not be entitled to any fixed rate of dividends. If the Company pays a dividend or otherwise makes a distribution or distributions payable on shares of Common Stock, then the Company shall pay such dividend or make such distribution to the holders of the Series 1A Preferred Stock in such amounts as each share of Series 1A Preferred Stock would have been entitled to receive if such share of Series 1A Preferred Stock was converted into shares of Common Stock at the time of payment of such stock dividend or distribution.

Conversion Rights

Shares of the Series 1A Preferred Stock will be convertible at the option of the holder into common stock at a fixed conversion price equal to $0.0001.

Redemption

There is no scheduled or mandatory redemption for the Series 1A Preferred Stock. There is no redemption for the Series 1A Preferred Stock exercisable (i) at the option of the Investor, or (ii) at the option of the Company.

Liquidation Value

Upon our liquidation, dissolution or winding up, holders of Series 1A Preferred Stock will be entitled to be paid out of our assets, prior to the holders of our common stock, an amount equal to $1,000 per share plus any accrued but unpaid dividends (if any) thereon.

Voting Rights

On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series 1A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the outstanding shares of Series 1A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Series 1A Preferred Stock, holders of Series 1A Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis.

The Series 1A Preferred Stock is convertible into shares of Common Stock at a conversion price of $0.0001 per common share. Holders of the Series 1A Preferred Stock generally shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis on any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting).

Pursuant to the conversion and voting terms of the Series 1A Preferred Stock described above, Crowdex (as the current holder of 1,300 shares of Series 1A Preferred Stock and 12 billion shares of Common Stock) and Tube (as the current holder of 2,500 shares of Series 1A Preferred Stock) each would be entitled to cast 25 billion votes on any matter to be considered by stock holders for approval at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting). The Company has approximately 18.1 billion shares of Common Stock currently outstanding. Accordingly, each of Crowdex and Tube currently would be able to cast approximately 45% of the votes entitled to vote at any meeting of stockholders of the Company (or written consent of stockholders in lieu of meeting). Crowdex and Tube, therefore, currently will be able to exert significant influence on all matters requiring stockholder approval, including the election of directors and other significant corporate transactions.

* * * * * *

The foregoing description of the Series 1A Preferred Stock and related securities purchase agreements is a summary and is qualified in its entirety by reference to the documents attached hereto as Exhibits, which documents are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

All of the securities described in this Current Report on Form 8-K were or will be offered and sold in reliance upon exemptions from registration pursuant to Sections 3(a)(9) and 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offerings were made to “accredited investors” (as defined by Rule 501 under the Securities Act).

Item 5.01 Changes in Control of Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description

	3.1	Certificate of Designations of Preferences, Rights and Limitations of Series 1A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed September 30, 2020)
	10.1	Amendment to Series 1A Securities Purchase Agreement dated December 31, 2020
	10.2	Tranche 2 Series 1A Securities Purchase Agreement dated January 4, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

January 6, 2021	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer